Exhibit 99.1

Harvard Bioscience Announces Preliminary Fourth Quarter Financial Results, Positive Outlook for 2026 & Outlines Long-Term Strategic Focus Areas

-	Reports preliminary fourth quarter revenue in line with guidance, gross margin at high end of guidance, and strong year over year adjusted EBITDA performance
-	Expects year over year revenue growth and mid-to high-single-digit EBITDA growth in 2026
-	Outlines strategy focused on positioning the company as a leader in the growing translational science tools market while expanding consumables revenue and improving operational performance

HOLLISTON, Mass., February 10, 2026 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”), a global leader in life science research tools, today announced preliminary financial results for the fourth quarter ended December 31, 2025. In conjunction with these results, the Company outlined a cohesive long-term strategy designed to leverage its market-leading portfolio to drive sustainable growth and increase shareholder value.

Preliminary Fourth Quarter 2025 Financial Highlights

Based on preliminary unaudited information, the Company expects to report:

•	Revenue of $23.7 million, above the midpoint of the $22.5 million to $24.5 million guidance range.
•	Gross Margin of 60%, at the high end of the 58% to 60% guidance range, driven by an improved mix to higher margin product lines, as well as the benefit of prior cost reductions.
•	Adjusted EBITDA of $3.8 million, which reflects 27% growth year over year, driven by cost reduction, improved expense management and solid execution.

A Strategy for Growth: Bridging the Gap to Human Health

As the life sciences industry accelerates toward New Approach Methodologies (NAMs), Harvard Bioscience is evolving from a traditional tools provider into a leading enabler of Translational Science – uniquely positioned to bridge the gap between laboratory research and human clinical success. Building on its gold-standard preclinical foundation, the Company plans to align its portfolio, innovation pipeline, and operating model around four strategic pillars:

•	Leading the Translational Bridge: bridging in vivo and in vitro research by leveraging the Company’s strong preclinical position to facilitate the industry’s transition into the organoid and 3D biology markets, improving the translational relevance of early-stage research, and offering customers an integrated solution across critical stages of discovery and development.
•	New Product Introduction (NPI) Pipeline: modernizing preclinical and translational workflows through differentiated and innovative high-margin platforms such as SoHo™ telemetry, and proprietary MeshMEA and Incub8 platforms, both of which are designed for organoid and tissue recording.
•	Consumables Revenue Expansion: focusing resources and investments on higher-margin consumables and software with a clear path to increasing mix of recurring revenue from 55% of total revenues currently.
•	Operational Excellence and Disciplined Growth: driving operational excellence and disciplined growth across our global footprint by strengthening our leadership position in the preclinical business. This foundation provides the capital necessary to fuel R&D and strategic bolt-on acquisitions. The Company will also focus on driving consistent profitability by maintaining cost discipline and operational efficiency, supported by its recently announced U.S. manufacturing consolidation and the stronger balance sheet created by last year’s debt refinancing.

Management Commentary

"We’re pleased with our fourth quarter performance and excited to share an overview of our go-forward strategy," said John Duke, Chief Executive Officer. “With a stronger foundation provided by our refinancing and strategic consolidation, we’re scaling our business model by focusing our priorities on the evolving needs of the life sciences industry. We are excited for what’s ahead and are confident we will drive year over year revenue growth and mid-to high-single digit adjusted EBITDA growth in 2026.”

CEO Letter to Shareholders

The Company has published a Letter to Shareholders from Chief Executive Officer, John Duke, which provides additional context on the long-term strategy. The letter can be accessed on the Investor Relations website at https://investor.harvardbioscience.com/.

Fourth Quarter Earnings Release and Conference Call

The Company will release full fourth quarter and fiscal year 2025 results on March 12, 2026, and host a conference call to discuss those results at 8:00 am ET. During the call, management will provide a comprehensive overview and additional details on the strategy pillars that were outlined today as well as updated financial targets.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, statements concerning the sustainability of the Company’s capital structure, its lower near-term refinancing risk and path toward long-term deleveraging, expected future financial and operational performance, the strength of the Company’s market position, business model and anticipated macroeconomic conditions, and matters relating to our ability to continue as a going concern, fund our operations, or comply with the terms of our credit agreement. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission (“SEC”), as well as in the Company’s other filings with the SEC. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Harvard Bioscience Investor Inquiries:

Mark Frost

Interim Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com